                                 EXHIBIT 99.B.

                           FORM F-2 ANNUAL REPORT OF

                    THE DELAWARE COUNTY BANK & TRUST COMPANY

                  TO THE FEDERAL DEPOSIT INSURANCE CORPORATION

                                    FORM F-2



                      Annual Report Pursuant to Section 13
                     of the Securities Exchange Act of 1934



For the Calendar Year Ended                           FDIC Certificate
     December 31, 1996                                  Number 16940






                   THE DELAWARE COUNTY BANK AND TRUST COMPANY



An Ohio Corporation                                IRS Employer Identification
                                                        Number 31-4376006




                            41 North Sandusky Street
                              Delaware, Ohio 43015
                            Telephone (614) 363-1133



           Securities registered pursuant to Section 12(g) of the Act:


                                             Name of Each Exchange
      Title of Class                         on which Registered
      --------------                         -------------------
      Common Shares                                 None
      ($1.00 Par Value)

Indicate by check mark if disclosure of delinquent filers pursuant to item 10 is not contained herein, and will not be contained, to the best of bank's knowledge, in definitive proxy or information statements incorporated by reference in part III of this Form F-2 or any amendment of this Form F-2. [ X ]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days. Yes    X    No
                  -------    -------

The aggregate market value of the voting stock held by non-affiliates of the registrant, computed by reference to the last reported sales price of such stock on March 1, 1997 was $63,029,700.

The number of shares outstanding of the registrant's Common Stock, the registrant's only class of outstanding capital stock, as of March 1, 1997 is 1,424,400.

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

1. Annual Report to Shareholders for Year Ended December 31, 1996

               Incorporated in the following portion of Form F-2

                  Part I                _                Item 1, 2, 3

                  Part II               -                Items 5, 6,
                                                               7 & 8
                  Part III              -                Item 9

                  Part IV               -                Item 11


2. Proxy Statement and Notice of Annual Meeting of Shareholders to be held May 21, 1997

                  Part I                 -               Item 4

                  Part III               -               Item 9

                     INDEX TO 1996 ANNUAL REPORT ON FORM F-2
                     ---------------------------------------

                                     PART I
                                     ------


ITEM
----
 1    Business . . . . . . . . . Schedule Attached. . . Page 4

 2    Properties . . . . . . . . Schedule Attached. . . Page 5


 3    Legal Proceedings..........Schedule Attached. . . Page 7

 4    Security Ownership . . . . 1997 Proxy Statement. .Page 5

                                     PART II
                                     -------

 5    Market for Common Stock. . .1996 Annual Report . .Page 6

 6    Selected Financial Data. . .1996 Annual Report . .Page 2

 7    Management's Discussion. . .1996 Annual Report. . Page 7
                                  Schedule Attached . . Page 7

 8    Financial Statements & Supplementary Data
        Consolidated
          Balance Sheets. . . . . 1996 Annual Report. . Page 8
        Consolidated Statements
          of Income. . . . . . . .1996 Annual Report.  .Page 8

                                   PART III
                                   --------

 9    Directors & Executive Officers
        Directors. .. . . . . . . 1997 Proxy Statement
                                                  Pages 3 and 4
        Executive Officers. . . . Schedule Attached . . Page 11

10    Management Compensation.....Schedule Attached . . Page 12

                                   PART IV
                                   -------

11    Exhibits, Financial Statements and Schedules
        Consolidated
           Balance Sheets. . . . . 1996 Annual Report. . Page 8
        Consolidated Statements
           of Income. . . . . . . .1996 Annual Report. . Page 8
        Consolidated Statements of Changes
           in Shareholders' Equity.1996 Annual Report. . Page 9
        Consolidated Statements
           of Cash Flows. . . . . .1996 Annual Report. . Page 9
        Schedule-U.S. Treasury, U.S. Government Agencies,
           State & Political Subdivisions,
           and Other Securities. . 1996 Annual Report. . Page 12
        Schedule-Loans . . . . . . 1996 Annual Report. . Page 13
        Schedule-Bank Premises
           and Equipment . . . . . 1996 Annual Report. . Page 13
        Schedule-Allowance for
           Loan Losses. . . . . . .1996 Annual Report. . Page 13



      Notes to Financial
         Statements. . . . . . . . 1996 Annual Report. . Page 10

      Signature Section. . . . . . . . . . . . . . . . . Page 16

      Independent Auditors
          Report of. . . . . . . . 1996 Annual Report. . Page 17

Part I
------

ITEM 1 - BUSINESS
-----------------

The Delaware County Bank and Trust Company (The Bank) was chartered by the State of Ohio in 1950 and is a member of the Federal Deposit Insurance Corporation. The main office of The Bank is located in the City of Delaware, the county seat of Delaware County. In addition to the main office two other full service offices are located in Delaware as well as a drive thru bank and two drive up Express ATM machines. A walk up ATM on the campus of Ohio Wesleyan University was installed in 1992. There are six full service offices located in the Villages of Galena, Ashley, Ostrander, Sunbury and Powell as well as on U.S. Route 23 and Powell Road in Southern Delaware County. In 1989 for the first time The Bank opened a branch outside of Delaware County in Marysville, Ohio, county seat for Union County. In mid-year 1994 The Bank opened a second office in Marysville. In addition to these counties, The Bank's market area for lending and leasing also includes Franklin, Licking, Morrow and Marion counties. At December 31, 1996, The Bank had total assets of $319.1 million, deposits of $279.1 million and stockholders equity of $32.8 million.

The Bank is in the process of forming a holding company, DCB Financial Corp., which will issue common stock to current shareholders in exchange for shares of The Bank's commons stock. The formation of the holding company and the merger with The Bank received shareholder approval at a special meeting held February 26, 1997.

The Bank's primary business consists of attracting deposits from the general public, both business and individual accounts. These funds are invested in mortgage, commercial and consumer loans, leases, investment securities and Treasury Notes and Bills. In addition, other revenue is derived from services such as cash management, bond registrar and paying activities, as well as the fees from servicing of accounts.

In October 1990, The Bank was granted trust powers by the Ohio Department of Commerce Division of Banks. The Bank now offers trust and related fiduciary services to its customers. The trust office is located in the Main office, but services customers at all branches.

During 1990 The Bank established its own computer department within the bank. The computer center has enabled The Bank to better service its customers in a more efficient manner.

The Bank is not significantly affected by seasonal activity or large deposits of any individual depositor. At year end 1996 the deposits of Public Funds were 6.3% of total deposits. This amount can fluctuate but not a material amount. No material industry or group concentrations exist in the loan portfolio.



Competition
-----------

Because of the location of The Bank close to a major metropolitan area (Columbus, Ohio, the State Capitol), competition is significant from the banks and savings and loans in the area. The Bank continues to face competition from the money market funds and other investments through the stock and mutual funds. The Bank is competitive with interest rates and loan fees that it charges, in pricing and variety of accounts it offers to the depositor.

Employees
---------

The Bank had 172 employees at December 31, 1996 of whom 153 are full time and 19 are part time. The Bank provides a number of benefits such as health, dental and life insurance for all, as well as education assistance for qualified employees.

A 401(K) retirement plan is in place for eligible employees. None of the employees are represented by a union or collective bargaining group.

The Bank is not engaged in any material line of business other than normal commercial bank activities.

The Bank and its wholly-owned subsidiaries, DCB Corporation, 362 Corp and ORECO, Inc., do not have any operations or interests in any foreign country. The only function of DCB Corporation is to hold title to the real estate where the business of The Bank is conducted. 362 Corp holds equity securities. ORECO, Inc. was formed to hold other real estate, but has not been funded as of December 31, 1996.

ITEM 2 - PROPERTIES
-------------------

                                                   Mortgage
Location                                           Balance
--------                                           -------

Main Office - 41 N. Sandusky Street               $ 110,591
-----------   Delaware, Ohio
              Delaware County Bank - Mortgage

This is a four story office building occupied primarily by the Bank. There are two offices leased to tenants. Purchased in 1958, the major portion of the building has been remodeled to meet the needs of the Bank and the tenants. The entire banking office has been remodeled and updated since acquisition, the most recent being in 1989 and 1990. The first floor has a walk-up ATM accessible 24 hours a day.

Drive-In Office -33 W. William St.                   NONE
---------------  Delaware, Ohio

This downtown drive-in facility was constructed and opened in 1970 to provide drive-in facilities. It operates three drive-in units and walk-in lobby service.

Delaware Center Branch Office                        NONE
-----------------------------
                       199 S. Sandusky Street
                       Delaware, Ohio

This is a full service office. The facility was occupied and opened for business in March 1981 and provides four drive-in units and ample parking. In 1988 a drive-up Express ATM was constructed on the site.

Galena Branch Office -Galena, Ohio                   NONE
--------------------

This full service office with one drive-in unit was constructed in 1971 to replace an older building inadequate to service their community needs. In 1992 a drive-up Express ATM was added to the location.

Ostrander Branch Office -                            NONE
-----------------------
                         Ostrander, Ohio

This full service office was obtained through a merger with the Ostrander Banking Company in 1967. The offices are adequate to service their community needs.

Green Meadows Branch Office -                     $   1,978
---------------------------
                         U.S. Rt. 23 at Powell Rd.
                         Nations Bank - Mortgage

This office was opened for business October 3, 1977 and is located in Southern Delaware County. Earlier in the year 1977, DCB Corporation exercised its option to purchase the property from Nationwide Communications, Inc. Approximately one-third of the building was remodeled into a full service banking office with two drive-in windows and a walk-up ATM. Part of the building was leased to Nationwide Communications, Inc., however the Radio Station vacated the property in September, 1995. Nationwide Insurance Companies operates a large training center adjacent to the bank's property. In 1987 another portion of the building was remodeled for the bank's use. The Bank occupies approximately two-thirds of the building at this time.

Ashley Branch Office - Ashley, Ohio                  NONE
--------------------

This full service office was included in the purchase of The Farmers Savings Bank Company, Ashley, on March 31, 1984. A walk up ATM was added in 1996. The offices are adequate to serve their community needs.

Buehlers Central Office - Delaware, Ohio             LEASE
-----------------------

This full service office was opened in April, 1987. It is located in the northwest section of Delaware. It provides four drive-in lanes and an in-store ATM machine. It is a leased facility with the original term being five years and nine successive five year extensions.

Marysville Banking Center - Marysville, Ohio         LEASE
-------------------------

This full service office was opened in July, 1989. It is located in a shopping center on the western side of Marysville. It has one drive-up lane. It is a leased facility with the original term being five years with right to renew for an additional five years. In December, 1995 a drive-up Express ATM was added in the shopping center.

Marysville Banking Center II - Marysville, Ohio      LEASE
----------------------------

This full service office was opened in 1994 and is located in downtown Marysville. It is a leased facility with the original term being five years with the right to an extension of five years.

Powell Office - Powell, Ohio                         NONE
-------------

This property is located at the intersection of the two main streets in the Village of Powell in Southern Delaware County. Powell is a part of a rapidly expanding suburban residential area of metropolitan Columbus. It was purchased in 1974 as a potential branch office site. The branch opened in the remodeled residence in May, 1990. The facility provides a full service office with three drive-in lanes and a walk-up ATM facility.

Sunbury Office - Sunbury, Ohio                       LEASE
--------------

This full service office was opened in March, 1991. It is located in a small shopping center on the western side of Sunbury. It has one drive-up lane and a drive-up ATM Express Bank. It is a leased facility with the original term being five years with right to renew for an additional five years.

Property Adjacent to Main Office - 3 W. Winter St.   NONE
--------------------------------

This building was purchased in June 1978. The Bank has remodeled the second floor for use by the Operations division of The Bank. An enclosed, elevated walkway connects this to the Main Office building. The first floor was remodeled to accommodate the lending division and is accessed on the ground floor of 3 W Winter Street.

ATM Express Bank - W. Central Ave.                   LEASE
----------------   Delaware, Ohio

This express bank is located on leased property in a parking lot on the west side of Delaware. It is a drive-up ATM only. The lease on this property will expire in 2000.

ATM Express Bank - Ohio Wesleyan University           LEASE
----------------

This express bank was installed for the convenience of the Ohio Wesleyan University students and faculty in the Campus Center.

ATM Express Bank - 8208 Marysville Rd. West          LEASE
----------------   Ostrander, Ohio

This walk-up ATM is located on leased property in a gas station/convenience store in close proximity to the Ostrander Banking Center. The lease will expire 2001.

Operations Center - 163 North Sandusky St.           LEASE
------------------  Delaware, Ohio

In late 1996 The Bank entered into a lease agreement for the above property. As of December 31, 1996, The Bank was in the process of completing leasehold improvements and no bank personnel were yet located in the facility. In 1997 the operations departments will be relocating to this facility. The lease will expire 2006.

                                                ------------
Total Mortgages on Properties                    $ 112,569
                                                ------------

The foregoing properties are owned in fee simple by the DCB Corporation, a wholly owned subsidiary of The Bank. The DCB Corporation assumes responsibility for taxes, insurance on all properties and maintenance of the properties with rental units in them. Additional information on the investment in premises can be found in footnotes 1, 6, 7 and 9 of the Annual Report for 1996 incorporated by reference.

ITEM 3 - LEGAL PROCEEDINGS
--------------------------

The Delaware County Bank and Trust Company (The Bank) is involved in legal proceedings arising in the ordinary course of business. Management does not expect the results of these actions to have a material effect on The Bank's financial position or results of operation.


ITEM 4 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
------------------------------------------------------------
         MANAGEMENT
         ----------

Reference is made to page 5 of the Proxy Statement for the 1997 Annual Meeting of Shareholders of The Bank for incorporation of information concerning ownership of common stock of The Bank by certain beneficial owners and management.

Part II
-------

ITEM 5 - MARKET FOR BANK'S COMMON STOCK
---------------------------------------

Trading of The Bank's capital stock has been on an unlisted local trading basis since its organization in 1950. The additional information regarding the securities can be found on page 6 of the 1996 Annual Report and is incorporated here by reference.

ITEM 6  SELECTED FINANCIAL DATA
-------------------------------

The Five Year Summary of Selected Financial Data is included in the 1996 Annual Report page 2 and is incorporated here by reference.

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
----------------------------------------------------------
CONDITION AND RESULTS OF OPERATION
----------------------------------

Management's discussion and analysis is included in the 1996 Annual Report page 7 and is incorporated here by reference.

STATISTICAL INFORMATION
-----------------------

The following information is submitted using daily averages where available. Additional information is included in the Annual Report and is incorporated by reference in this area.

I   Distribution of Assets, Liabilities and Shareholders' Equity;
-   -------------------------------------------------------------
    Interest Rates and Interest Differential
    ----------------------------------------

The Five Year Summary of Selected Financial Data on page 2 of the 1996 Annual Report includes information based on daily averages for the assets, liabilities, and equity and is incorporated by reference. Non accrual loans are included in the loans. The additional information provided in the attachments is based on classifying Term Federal Funds with Daily Federal Funds Sold and Bankers Acceptances as investments rather than in the net Loans figure. See Attachments
(I) and (II), pages 13 and 14 of this report.

II  INVESTMENT PORTFOLIO
--  --------------------

Information regarding Securities can be found in the 1996 Annual Report in Note 2 page 12 and Attachment III page 15 of this report and are incorporated here by reference. In addition the following schedule is submitted to show the total debt securities based on maturity and repricing opportunities at year end 1996.


                            INVESTMENT PORTFOLIO
                              DECEMBER 31, 1996

                      PAR VALUE   BOOK VALUE HTM    PRE-TAX BOOK
                                  MARKET VALUE AFS      YIELD
(in $000's)
  AGENCY           AFS       HTM     AFS       HTM   AFS     HTM
  ------
UNDER 1 YR        2,600      000    2,616      000   6.81   0.00
1-5 YRS           8,320      000    8,295      000   6.31   0.00
5-10 YRS         16,270      000   16,625      000   6.37   0.00
10 + YRS            800      000      830      000   6.25   0.00
                 ------   ------   ------   ------
    TOTAL        27,990      000   28,366      000   6.39   0.00

  GOV'T ISSUES     AFS       HTM     AFS       HTM   AFS     HTM
  ------------
UNDER 1 YR        2,250      000    2,257      000   5.93   0.00
1-5 YRS           3,250      000    3,261      000   6.22   0.00
                 ------   ------   ------   ------
TOTAL             5,500      000    5,518      000   6.10   0.00

  MUNICIPAL        AFS       HTM     AFS       HTM   AFS     HTM
  ---------
UNDER 1 YR          000      970      000      971   0.00   4.60
1-5 YRS             000    2,651      000    2,689   0.00   5.12
5-10 YRS            000    1,790      000    1,761   0.00   6.13
10 + YRS            200      525      193      525   4.97   6.60
                 ------   ------   ------   ------
    TOTAL           200    5,936      193    5,946   4.97   5.46

  OTHER CORP       AFS       HTM     AFS       HTM   AFS     HTM
  ----------
UNDER 1 YR          000      850      000      850   0.00   6.48
1-5 YRS             000    1,350      000    1,380   0.00   6.44
                 ------   ------   ------   ------
    TOTAL           000    2,200      000    2,230   0.00   6.46

  MTG BACK         AFS       HTM     AFS       HTM   AFS     HTM
  --------
UNDER 1 YR       10,546    2,265   10,805    2,274   6.89   6.14
1-5 YRS               0    4,423        0    4,491   0.00   6.20
5-10 YRS              0    3,112        0    3,159   0.00   6.84
10 + YRS            642   13,346      675   13,771   7.19   7.12
                 ------   ------   ------   ------
  TOTAL          11,188   23,146   11,480   23,695   6.91   6.81
                 ------   ------   ------   ------
GRAND TOTAL      44,878   31,282   45,557   31,871   6.48   6.54
                 ------   ------   ------   ------

III.  LOAN PORTFOLIO

A. The following schedule shows balances by type of loan for the last five year ends.

                                           Outstanding  Balance
                                             Year ended 12-31

(in $000's)                   1996      1995      1994      1993      1992
Commercial & Industrial      36,836    40,631    39,381    29,673    34,101
Personal Loans &
    Credit Cards             38,269    35,493    35,721    23,275    18,957
Real Estate & Home Equity   121,728    92,427    85,555    80,748    70,696
Lease Financing-Net           6,759     4,988     2,817     2,204     2,818
Term Fed Funds                    0         0         0         0     6,000
                            -------   -------   -------   -------   -------
                            203,592   173,539   163,474   135,900   132,572
                            -------   -------   -------   -------   -------


B. Maturities and Sensitivities of Loans to Changes in Interest
Rates. The following schedule is based on Call Report information for the maturity and repricing of loans less non-accrual and excluding credit cards, readicredit, and leases.
(in $000's)

         (1) Fixed Rate                One year    Over one    Over       Total
                                       or less     thru five   five
         Personal Loans                  2,369     37,045      3,644      43,058
         Commercial                      1,576      5,728      1,946       9,250
         Real Estate                     5,421      1,680      8,668      15,769
                                       -------     ------     ------     -------
         Total Fixed Rate                9,366     44,453     14,258      68,077
                                       -------     ------     ------     -------
         (2) Floating Rate-Repricing
         Personal Loans                  2,491        128          0       2,619
         Commercial                     63,180      9,790          0      72,970
         Real Estate                    36,573      9,399          0      45,972
                                       -------     ------     ------     -------
         Total Floating Rate           102,244     19,317          0     121,561
                                       -------     ------     ------     -------

C. Risk Elements

1. Nonaccrual, Past Due and Restructured Loans
(in $000's)

                                1996    1995    1994    1993    1992
      (a)Nonaccrual              501   2,014   1,567   1,898   3,048
      (b)Past due 90 days or
         more and accruing       489      65      58      96     192
      (c)Restructured                              0     837     800
                               -----   -----   -----   -----   -----
               Total           1,133   2,229   1,625   2,831   4,040
                               -----   -----   -----   -----   -----

IV   Summary of Loan Loss Experience
------------------------------------

A.  Analysis of the Allowance for Loan Losses

                                        1996       1995       1994       1993       1992
(in $000's)
Balance beginning of period            1,940      1,865      2,455      2,786      3,127
Charge-offs: Commercial                  (66)       (57)      (758)      (345)       (90)
             Real Estate                   0          0        (33)       (39)      (325)
             Personal and
             Credit Cards               (352)      (334)      (169)      (204)      (207)
             Leases                     (110)       (33)       (23)       (67)      (145)
                                      ------     ------     ------     ------     ------
Total Charge-offs                       (528)      (424)      (983)      (655)      (767)
Recoveries:  Commercial                   30         16         58         19        119
             Real Estate                   0          4          5          8          9
             Personal and
             Credit Cards                114        111        144        123        151
             Leases                        1          6         41         19         75
                                      ------     ------     ------     ------     ------
Total Recoveries                         145        137        248        169        354
                                      ------     ------     ------     ------     ------
Net Charge-offs                         (383)      (287)      (735)      (486)      (413)
Provision charged to expense             366        362        145        155         72
                                      ------     ------     ------     ------     ------
Balance at end of period               1,923      1,940      1,865      2,455      2,786
                                      ------     ------     ------     ------     ------
Ratio of net charge offs to
 Average Loans                           .20%       .17%       .51%       .38%       .34%
                                      ------     ------     ------     ------     ------

V Deposits
-----------

Total interest bearing deposits are shown in Note 8, page 14 of the Annual Report and are included here by reference.

        Maturities for time deposits of $100,000 or more and open-account time deposits of $100,000 based on Call Report:

(in $000's)                                 December 31, 1996
Three months or less                              9,054
Over three through twelve months                  8,613
Over one year through five years                  4,441
                                                 ------
 Total time deposits over $100,000               22,108
                                                 ------

The following is a schedule of average deposits and average rates for the category and periods indicated:

                           Average Outstanding     Average Rate
                            Year Ended 12-31     Year Ended 12-31
                          1996    1995    1994   1996  1995  1994
(in $000's)
Non-int bearing demand   41,661  38,612  36,075  N/A   N/A   N/A
Interest bearing demand  29,612  29,498  33,488  2.55  3.07  2.96
Money Market Investment  85,036  56,046  40,701  5.04  5.04  3.34
Savings                  38,781  41,833  48,634  3.20  3.25  2.97
Time Deposits            69,968  59,150  65,557  5.38  4.97  3.53
                        ------- ------- -------  ----  ----  ----
   Total Deposits       265,058 225,139 224,455  4.50  4.30  3.25
                        ------- ------- -------  ----  ----  ----

VI  Return on Equity and Assets
-------------------------------
Information reported in The Five Year Summary of Selected Financial Data Schedule of the 1996 Annual Report page 2 is incorporated here by reference.

VII Short-Term Borrowing
------------------------
Information is not required as the average balance of short-term borrowings outstanding during the year was less than 30% of stockholders' equity at year-end 1996.

ITEM 8 - FINANCIAL STATEMENT AND SUPPLEMENTAL DATA
--------------------------------------------------

The information required for Item 8 is included on pages 8 through 16 in the Annual Report for the year ended December 31, 1996 and is incorporated here by reference.

Part III
--------

ITEM 9 - DIRECTORS AND PRINCIPAL OFFICERS OF THE BANK
-----------------------------------------------------

A: Directors of the Bank.
-------------------------

The information required for Item 9(A) is included on pages 3 and 4 of the Proxy Statement and is incorporated here by reference.

B: Principal Officers of The Bank
---------------------------------

Name & Position Held   AGE   Term of Office   Experience - 5 Years
--------------------   ---   --------------   --------------------
Larry D Coburn         49    Since August     President/CEO
President & Chief                1995         community bank in
Executive Officer                             Northwest, Ohio past
                                              3 years and same
                                              position in a
                                              community bank in
                                              Kansas 10 years
                                              previous

Richard L. Bump        60    Since 1986       Senior Agricultural
Senior Vice President                         Loan Officer and
Secretary to the Board                        Vice President

Larry E. Westbrook     57    Since 1986       Chief Operations
Senior Vice President                         Officer & Cashier
Cashier

David G. Bernon        52    Since 1991       Chief Financial
Senior Vice President                         Officer at SBF
Loan Div. Manager                             Services Inc.
                                              Vice President of
                                              The Delaware County
                                              Bank & Trust Co.

Marcy Niendam          36    Since 1991       Commercial Loan Off.
Vice President                                Loan Review Officer
Controller                                    Bank One
                                              Credit Administrator
                                              Officer  DCB

Mary Ellen Basbagill   61    Since 1985       Financial Officer
Controller                   Retired 12/31/96

Donald Blackburn       53    Since 1993       Assistant Vice Vice
President                                     President Main Retail
Banking - Customer Relations                  Office Manager Sr.
                                              Banking Center
                                              Officer

Thomas E. Whitney      48    Since 1996       Attorney-Private
Vice President and                            Practice
Sr. Trust Officer

Donna R. Warbel        32    Since 1996       Human Resources
Human Resources Director                      Assistant DCB

All officers serve at the pleasure of the Board of Directors of The Bank. In addition, the information at page 5 of the Proxy Statement is incorporated by reference. There are no arrangements or understandings between The Bank and any person pursuant to which such person was selected as an officer.

ITEM 10 - MANAGEMENT COMPENSATION AND TRANSACTIONS
--------------------------------------------------

The following table summarizes management compensation for the year 1996.

                                                    All Other
Name and Principal Position   Salary    Bonus     Compensation(1)
---------------------------   ------    -----     ---------------
Larry D Coburn, President &  $117,034  $40,000       $7,965
CEO

    All principal officers
    as a group (includes            $651,411
    those named on page 11)

(1) Includes compensation for attendance at Board Meetings while serving as a Director and the Bank's contribution to the 401(K) plan.


Part IV
-------

ITEM 11 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON
----------------------------------------------------------------
          FORM F-3
          --------

(A) (1) The following financial statements are contained in the Bank's 1996 Annual Report to Shareholders attached hereto as Exhibit 1 and are incorporated by reference.

Consolidated Balance Sheets as of December 31, 1995 and 1996.

Consolidated Statements of Income for the Years Ended December 31, 1994, 1995 and 1996.

Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1994, 1995 and 1996.

Consolidated Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996.

Notes to Consolidated Financial Statements.

Independent Auditors' Report.

(A) (2) There are no additional financial statements or schedules to be filed as part of this report other than those filed in the Notes to the Annual Report to Shareholders

(B) No reports on Form F3 were filed in the last quarter. None are required to be filed.

(C) Exhibits:
    ---------

(1) Articles of incorporation and bilaws-no changes

(2) Instruments defining the rights of security holders-no changes.

(3) During 1996 The Bank has not entered into any material contracts.

(4) Computation of per share earnings is shown in the Five Year Summary of Selected Financial Data in the 1996 Annual Report, page 2.

(5) The computation of ratios is also shown in the Five Year Summary of Selected Financial Data in the 1996 Annual Report, page 2.

(6) 1996 Annual Report to Shareholders is attached and incorporated by reference to this report. The Proxy Statement for Special Shareholders meeting is attached and incorporated by reference to the report.

(7) For changes in accounting principle see Note 1 in 1996 Annual Report page 10 and the Management Discussion page 7 of 1996 Annual Report.

ATTACHMENT I
------------

     RATE VOLUME ANALYSIS OF CHANGES IN INTEREST INCOME AND INTEREST EXPENSE
                            (in thousands of dollars)

                                                                     1996 vs. 1995                 1995 vs. 1994
                                                              Increase (Decrease)            Increase (Decrease)
                              Interest Income or Expense      Due to Change in               Due to Change In

-----------------------------------------------------------------------------------------------------------------------
                                  1996      1995      1994    Volume     Rate      Total     Volume      Rate     Total

-----------------------------------------------------------------------------------------------------------------------
Interest on Earning Assets:
   Federal Funds Sold              774       870       459       (27)     (69)       (96)       187       224       411
   Bankers Acceptance              203       187       926        35      (19)        16     (1,053)      314      (739)
   Investments
      Taxable                    4,374     2,411     2,179     1,880       83      1,963       (204)      436       232
      Tax-Exempt                   360       510       604      (179)      29       (150)      (181)       87       (94)
   Loans                        17,756    15,994    12,106     1,501      261      1,762      2,428     1,460     3,888

                               ----------------------------------------------------------------------------------------
      Total Interest Income    $23,467   $19,972   $16,274   $ 3,210    $ 285    $ 3,495    $ 1,177    $2,521   $ 3,698

                               ----------------------------------------------------------------------------------------

Interest on Liabilities:
   Interest Bearing Deposits     5,041     3,726     2,371     1,279       36      1,315        402       953     1,355
   Savings Deposits              1,241     1,359     1,443       (98)     (20)      (118)      (213)      129       (84)
   Time Deposits                 3,766     2,941     2,296       568      257        825       (242)      887       645
   Short-Term Debt                 154        81        53        59       14         73         (1)       29        28
   Long-Term Debt                    0         3         5        (3)       0         (3)        (2)        0        (2)

                               ----------------------------------------------------------------------------------------
      Total Interest Expense   $10,202   $ 8,110   $ 6,168   $ 1,805    $ 287    $ 2,092    ($   56)   $1,998   $ 1,942

                               ----------------------------------------------------------------------------------------

      Net Interest Income      $13,265   $11,862   $10,106   $ 1,405    ($  2)   $ 1,403    $ 1,233    $  523   $ 1,756

                               ========================================================================================

ATTACHMENT II
-------------

AVERAGE BALANCE SHEET AND RELATED YIELDS
(in thousands of dollars)
Years Ended December 31,                                 1996                            1995                          1994
------------------------------------------------------------------------------------------------------------------------------------
                                             Average                        Average                      Average
                                             Balance   Interest    Rate     Balance    Interest  Rate    Balance     Interest  Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Earning Assets:
   Federal Funds Sold                        $14,429       $774    5.36%    $14,901       $870   5.84%   $11,090       $459   4.14%
   Bankers Acceptance                          3,750        203    5.41%      3,127        187   5.98%    23,147        926   4.00%
   Investment Securities
      Taxable                                 41,255      2,536    6.15%     30,121      1,989   6.60%    37,623      1,816   4.83%
      Tax-Exempt                               6,977        360    5.16%     10,468        510   4.87%    14,390        604   4.20%
   Mortgage Backed Securities                 28,686      1,838    6.41%      9,240        422   4.57%     5,340        363   6.80%
   Loans (net of unearned interest)          188,679     17,756    9.41%    172,688     15,994   9.26%   145,433     12,106   8.32%
                                            ---------------------------------------------------------------------------------------
      Total Interest Earning Assets          283,776     23,467    8.27%    240,545     19,972   8.30%   237,023     16,274   6.87%
Nonearning Assets:
   Cash and Due from Banks                    11,558                         10,863                       10,840
   Premises and Equipment, Net                 2,617                          2,545                        2,668
   Other Nonearning Assets                     2,625                          2,116                        2,085
   Allowance for Loan Losses                  (1,924)                        (1,891)                      (2,081)
                                            --------                       --------                     --------
      Total Assets                          $298,652                       $254,178                     $250,535
                                            ========                       ========                     ========
Interest Bearing Liabilities:
   Demand Deposits                          $114,648     $5,041    4.40%    $85,544     $3,726   4.36%   $74,189     $2,371   3.20%
   Savings Deposits                           38,781      1,241    3.20%     41,833      1,359   3.25%    48,634      1,443   2.97%
   Time Deposits                              69,968      3,767    5.38%     59,150      2,941   4.97%    65,557      2,296   3.50%
   Short-Term Debt                             2,372        152    6.41%      1,462         81   5.54%     1,499         53   3.54%
   Long-Term Debt                                 12          1    8.33%         36          3   8.33%        54          5   9.26%
                                            ---------------------------------------------------------------------------------------
      Total Interest Bearing Liabilities     225,781     10,202    4.52%    188,025      8,110   4.31%   189,933      6,168   3.25%
Noninterest Bearing Liabilities:
   Demand Deposits                            41,661                         38,612                       36,075
   Other Liabilities                             708                            328                         (130)
   Shareholders' Equity                       30,502                         27,213                       24,657
                                            --------                       --------                     --------
      Total Liabilities and Equity          $298,652                       $254,178                     $250,535
                                            ========                       ========                     ========
Net Interest Income                                     $13,265                        $11,862                      $10,106
                                                        =======                        =======                      =======
Net Interest Income to Earning Assets                              4.67%                         4.93%                        4.26%
                                                                   ====                          ====                         ====


ATTACHMENT III
--------------

ITEM 7
------

II  INVESTMENTS
---------------

(in $000's)                            Gross      Gross  Estimated
                         Amortized  Unrealized  Unrealized Market
          1994              Costs      Gains      Losses   Value
          ----              -----      -----      ------   -----
U.S. Treasury Securities   $13,865    $           $(115)  $13,750
Obligations of U.S. Govt.
 agencies and corporations  23,763                 (164)   23,599
Obligations of states and
 political subdivisions     11,856         105     (125)   11,836
Corporate obligations        5,963                 (196)    5,767
                           -------    --------    -----   -------
Total debt Securities       55,447         105     (600)   54,952

Equity securities, net of
 unrealized losses of $65      355                            355
                           -------    --------    -----   -------
Total investment securities 55,802         105     (600)   55,307

Mortgage-backed securities
 U.S. Government Agencies    4,190          25      (31)    4,184
 Other                         266           1       (5)      262
                           -------    --------    -----   -------
Total mortgage-backed
securities                   4,456          26      (36)    4,446
                           -------    --------    -----   -------

Total investment & mortgage-
 back securities, net      $60,258    $    131    $(636)  $59,753
                           -------    --------    -----   -------

SIGNATURES
----------

Pursuant to the requirements of section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.


 DATE: March 31, 1997                  THE DELAWARE COUNTY BANK
       ----------------------          AND TRUST COMPANY

 /s/ Jerome J. Harmeyer                /s/ Larry D. Coburn
 ----------------------------          ---------------------------
 Jerome J. Harmeyer, Director          Larry D. Coburn, President
 Chairman of the Board                 Chief Executive Officer
                                       Director


 /s/ Larry E. Westbrook                /s/ Marcy H. Niendam
 ----------------------------          ---------------------------
 Larry E. Westbrook                    Marcy H. Niendam
 Senior Vice President                 Controller/Vice Presient
 Cashier

                                       /s/ William R. Oberfield
 ----------------------------          ---------------------------
 Charles W. Bonner, Director           William R. Oberfield,
                                       Director


 /s/ Rodney B. Hurl                    /s/ G. William Parker, M.D.
 ----------------------------          ---------------------------
 Rodney B. Hurl, M.D. Director         G. William Parker, M.D.
                                       Director


                                       /s/ Thomas T. Porter
 ----------------------------          ---------------------------
 F. Frances Hutchinson, Director       Thomas T. Porter, Director


                                       /s/ Edward A. Powers
 ----------------------------          ---------------------------
 Edwin Johnson, Director               Edward A. Powers, Director


 /s/ Merrill Kaufman                   /s/ Gary M. Skinner
 ----------------------------          --------------------------
 Merrill Kaufman, Director             Gary M. Skinner, Director


 /s/ Terry M. Kramer
 ----------------------------
 Terry M. Kramer, Director